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                                                                    EXHIBIT 23.1

Consent
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As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 27, 2000 included in iGATE Capital Corporation's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

January 27, 2000